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                                                                    EXHIBIT 10.4



  ADDENDUM NO. KHB080498 TO THE SOFTWARE LICENSE AND SERVICES AGREEMENT BETWEEN
                 THE VANTIVE CORPORATION AND SAGE NETWORKS, INC.
                       VANTIVE AGREEMENT NUMBER: KHB080498



This Addendum (the "Addendum"), effective as of September 29, 1998 (the "Addendum Effective Date") supplements and amends the terms of the Software License and Services Agreement No. KHB080498 dated September 29, 1998 ("Agreement") between The Vantive Corporation ("Vantive") and Sage Networks, Inc. ("Client"). Capitalized terms not otherwise defined shall have the meaning set forth in the Agreement.


The Parties agree to the following terms and conditions:

1. Section 2.1 A.i. of the Agreement, last line, after the words "rental or" and before the words "service bureau", is hereby amended to add the following: "third party".

2. Section 2.2 B. of the Agreement, is hereby amended to add the following language to the end of this section: "Notwithstanding anything to the contrary set forth in this Agreement, Client may assign this Agreement or any Product licensed hereunder to Client's parent corporation or to an affiliate(s) or to an entity which Client has sold all or substantially all of its assets provided: (i) Client provides Vantive with prior written notice; (ii) Client and any assignee are current in all license and Customer Support fee payments to Vantive; (iii) the assignee does not compete directly or indirectly with Vantive; (iv) the assignee is not in the primary business of providing service bureau, outsourcing or facility management services; (v) any such assignee agrees in writing to be bound by the terms and conditions of the Agreement; (vi) Vantive has had an opportunity to check the financial ability of the assignee to pay for all license and Customer Support fee payments and; (vii) the discounts shall not apply to the assignee for orders placed after the date of assignment without the prior written consent of Vantive. Additionally, upon written notice to Client, Vantive may assign this Agreement to a parent, subsidiary or affiliate, pursuant to a sale of substantially all of its assets or capital stock or pursuant to its merger or consolidation with another party."

3. Section 2.3 of the Agreement, last line, after the word "annually", is hereby amended to add the following: "so long as Vantive provides reasonable advance notice to Client prior to conducting such audits."

4. Section 3.2 of the Agreement, the second paragraph is hereby deleted in its entirety and replaced with the following: "Client agrees if Client solicits or hires any Vantive employee, consultant or subcontractor on the Vantive Implementation Project team within twelve (12) months from the last date such person provided services hereunder, Client agrees to pay Vantive 50% of the first year's total compensation package offered by Client to that Vantive employee, consultant or subcontractor. For purposes of this section, the Vantive Implementation Project team shall include those employees,



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         consultants or subcontractors involved in the design, customization and implementation of the Products."

5. Section 3.3 of the Agreement, at the end of the first sentence after the word "incurred", is hereby amended by adding the following:
         "pursuant to Vantive's travel policy which is attached hereto as Exhibit A."

6. Section 5.1 of the Agreement, first paragraph, is hereby amended to delete the first three lines starting with the words "Vantive will defend" and ending with the words "scope of this Agreement" and replace them with the following: "Vantive will defend and indemnify Client against any claim, damages, costs, or expenses (collectively referred to as "claim"), including without limitation reasonable attorney's fees and expenses related to Vantive's defense of the claim which shall mean failure to defend a claim as described in this Section, that Products furnished and used within the scope of this Agreement"

7. Section 5.1 of the Agreement, at the end of the section, is hereby amended to add the following language: "Both parties agree that in the event of breach of this Section 5.1 the other party shall be entitled to attorney's fees, provided such party is the prevailing party."

8. Section 5.1 of the Agreement, first paragraph, fourth line down, after the words "within 30 days" and before the words "of the claim", is hereby amended to add the following: "of Client's receipt of notice"

9. Section 5.1 of the Agreement, second paragraph, fifth line down, is hereby amended by deleting the word "provides" and replacing it with "provided"

10. Section 5.1 of the Agreement, second paragraph, fifth line down, after the words "to Client," is hereby amended to add the following:
         "reasonably prior to the incident which gave rise to the claim"

11. Section 5.1 of the Agreement, third paragraph, at the end of the first sentence, after the words "Commencement Date.", is hereby amended to add the following sentence: "Notwithstanding the foregoing, Vantive shall not be relieved of its obligations set forth in the first paragraph of this Section 5.1."

12.      Section 7.3 of the Agreement is hereby deleted in its entirety.

13. Section 7.4 of the Agreement is hereby modified by amending the following language after the end of the first paragraph: "With a copy to: Sage Networks, Inc."

                                                      11 Martine Avenue
                                                      White Plains, NY 10606
                                                      Attn.: General Counsel


Except as amended above, the Agreement shall remain unchanged and in full force and effect.


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Executed by Client
Authorized
Signature:          /s/ Steve Maggs
                    -------------------------------------------
Name:         Steve Maggs
              -------------------------------------------------
Title:        President
              -------------------------------------------------



Executed by The Vantive Corporation
Authorized
Signature:        /s/ Mike Loo
                  ---------------------------------------
Name:       Mike Loo
            ---------------------------------------------
Title:      Vice President of Finance
            ---------------------------------------------
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                                    EXHIBIT A

            VANTIVE POLICY REGARDING INVOICING FOR CUSTOMARY TRAVEL
                              AND LIVING EXPENSES


Vantive invoices its customers for customary travel and living expenses incurred in the process of providing consulting, training or customer support services that have been request by Vantive's customers.

The purpose of this document is to describe the guidelines that Vantive has established for its consultants and other personnel ("consultants" hereafter in this document) regarding travel and living expenses and Vantive's policies regarding invoicing Vantive customers for such travel and living expenses.

Vantive consultants are encouraged to be prudent at all times regarding incurring travel and living expenses. Special guidelines for travel and living expenses and other administrative is described below.

We hope that this document provides you with useful information. If you have any questions, please contact Vantive's Director of Finance at Vantive's corporate headquarters of the Vantive regional consulting manager who handles consulting services for your account.

GUIDELINES FOR TRAVEL AND LIVING EXPENSES

         Air Travel

         Vantive consultants travel non-stop coach class whenever possible. Vantive's travel agency has been instructed to book Vantive consultants on the lowest fare for non-stop flights that result in the consultant traveling between the hours of 6:00 a.m. and 11:00 p.m. In general, Vantive consultants are not asked to incur extra stops or take "red-eye" flights in order to reduce the cost of air travel.

         Overnight Lodging

         Vantive consultants are encouraged to ask Vantive's customers for recommendations regarding lodging. Vantive consultants attempt to stay in accommodations that are located close to the customer's site and in accommodations where the customer has negotiated preferred rates for lodging.

         Meals

         Vantive consultants are allowed to submit either tactual expenses for meals, or a per diem meal rate. For example, the Internal Revenue Service standard per diem (a flat rate which includes amounts spent on food, beverages, taxes and related tips) for meal allowance is $38 a day for Santa Clara County, California. There are designated per diem meal rates for other locations in the United States. Please check the attached per diem chart for guidelines. Vantive consultants are encouraged to keep their daily meal expenses to $35 or less per day.

         The default method for handling meal expenses may vary depending upon the specific consultant who is performing work on a particular project. If you (the customer) have a preference for actual expenses or per diem, please inform the Vantive consulting manager who is responsible for your project prior to the commencement of the project.

         Incidental

         Incidental expenses include costs for laundry, cleaning and tips for services. Incidental expenses are normally not charged on consulting engagements where the consultant is on the customer's site for less than two weeks consecutively.

VANTIVE CONFIDENTIAL

                                     Page 1
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                                    EXHIBIT A



         Automobile.  Public Transportation

         Vantive consultants use their judgement in determining the use of rented automobiles, tax, subway, etc. when traveling between airports, train stations, places of overnight lodging and customer sites. Automobile rentals are usually made on special corporate rates from either Hertz, Avis or Budget rental car services.

         Mileage Rate, Parking Fees and Tolls

         The standard mileage rate for the cost of operating a consultant's automobile is 30 cents per mile for all business miles. In addition to using the standard mileage rate, consultants may submit all business-related parking fees and tolls.

         Other expenses that are directly related to the services provided by Vantive

         Vantive consultants are encouraged to make prudent purchasing decisions for materials that are directly related to the providing of consulting, training and customer support services. Expenses for these types of materials are invoiced to Vantive's customers.

         Other expenses that are not directly related to the services provided by Vantive

         Vantive does not invoice its customers for expenses incurred by Vantive consultants for movies, shows and other types of expenses that are not directly related to the providing of services to Vantive's customers.

Travel Expense Reports, Receipts, Administrative Costs and Invoices

Vantive consultants are required to submit travel expense reports for all travel associated with Vantive Company business. The amounts to be invoiced to customers are clearly indicated on the expense reports. Vantive consultants are required to submit receipts for all expenses over $15. Vantive uses relevant consultant expense reports in computing the amounts that are invoiced to Vantive's customers. Copies of relevant expense reports are included with invoices for travel and living expenses. Receipts are not included along with the invoices. Receipts are provided upon request. If receipts are requested, a 15% administrative cost is added to the expenses that are invoiced to the customer. If receipts are not requested, the travel and living expenses are invoiced to the customer at Vantive's out of pocket cost.

Currency Conversions

For international expenses that require currency conversion, Vantive makes reasonable efforts to compute the currency conversion at the average rate that was in effect for the relevant international currencies during the time that the Vantive employee was incurring international expenses.

Timing of Invoices

Vantive invoices its customers for travel and living expenses as soon as possible after the receipt of the relevant expense reports from Vantive consultants. These invoices are usually sent to customers within the two weeks of the conclusion of the trip to the customer site by the Vantive consultant. Invoices that require computation of currency conversions may require additional time for processing.

                              VANTIVE CONFIDENTIAL

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